Registration Nos. 333-190911, 333-190911-02, 333-190911-03,
333-190911-04, 333-190911-05, 333-190911-06, 333-190911-07

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________________
POST-EFFECTIVE AMENDMENT NO. 2
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_____________________

Registrant, State of Incorporation or Organization, Address of Principal Executive Offices, Telephone Number, and IRS Employer Identification No.	Registrant, State of Incorporation or Organization, Address of Principal Executive Offices, Telephone Number, and IRS Employer Identification No.
ENTERGY CORPORATION (a Delaware corporation) 639 Loyola Avenue New Orleans, Louisiana 70113 Telephone (504) 576-4000 72-1229752	ENTERGY NEW ORLEANS, INC. (a Louisiana corporation) 1600 Perdido Street New Orleans, Louisiana 70112 Telephone (504) 670-3700 72-0273040
ENTERGY ARKANSAS, INC. (an Arkansas corporation) 425 West Capitol Avenue Little Rock, Arkansas 72201 Telephone (501) 377-4000 71-0005900	ENTERGY TEXAS, INC. (a Texas corporation) 9425 Pinecroft The Woodlands, Texas 77380 Telephone (409) 981-2000 61-1435798
ENTERGY LOUISIANA, LLC (formerly known as Entergy Louisiana Power, LLC), a Texas limited liability company,
as successor to EL Investment Company, LLC (formerly known as Entergy Louisiana, LLC)
4809 Jefferson Highway
Jefferson, Louisiana 70121
Telephone (504) 576-4000
47-4469646

Former name and address:
EL INVESTMENT COMPANY, LLC (formerly known as Entergy Louisiana, LLC), a Texas limited liability company,
4809 Jefferson Highway
Jefferson, Louisiana 70121
Telephone (504) 576-4000
75-3206126
SYSTEM ENERGY RESOURCES, INC. (an Arkansas corporation) Echelon One 1340 Echelon Parkway Jackson, Mississippi 39213 Telephone (601) 368-5000 72-0752777
ENTERGY MISSISSIPPI, INC. (a Mississippi corporation) 308 East Pearl Street Jackson, Mississippi 39201 Telephone (601) 368-5000 64-0205830
_____________________

MARK G. OTTS, ESQ.	ALYSON M. MOUNT	JOHN T. HOOD, ESQ.
Assistant General Counsel--Corporate and Securities	Senior Vice President and Chief Accounting Officer	Partner Morgan, Lewis & Bockius LLP
Entergy Services, Inc.	Entergy Corporation	101 Park Avenue
639 Loyola Avenue	639 Loyola Avenue	New York, New York 10178
New Orleans, Louisiana 70113	New Orleans, Louisiana 70113	(212) 309-6281
(504) 576-5228	(504) 576-5035
(Names, addresses, including zip codes, and telephone numbers, including area codes, of agents for service)
_____________________

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of the Registration Statement as determined by market conditions and other factors.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [X]
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [ ]
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

	Large Accelerated Filer	Accelerated Filer	Non-Accelerated Filer	Smaller Reporting Company
Entergy Corporation	✓
Entergy Arkansas, Inc.			✓
Entergy Louisiana, LLC			✓
Entergy Mississippi, Inc.			✓
Entergy New Orleans, Inc.			✓
Entergy Texas, Inc.			✓
System Energy Resources, Inc.			✓

EXPLANATORY NOTE

This Post-Effective Amendment No. 2 (the “Post-Effective Amendment”) to the Registration Statement on Form S-3 (File Nos. 333-190911, 333-190911-02, 333-190911-03, 333-190911-04, 333-190911-05, 333-190911-06, 333-190911-07) (as amended by Post-Effective Amendment No. 1 and this Post-Effective Amendment, the “Registration Statement”) initially filed on August 30, 2013 and later amended by Post-Effective Amendment No. 1 filed on February 3, 2015, in each case, by Entergy Corporation, a Delaware corporation (“Entergy”), Entergy Arkansas, Inc., an Arkansas corporation and a wholly-owned subsidiary of Entergy (“EAI”), Entergy Gulf States Louisiana, LLC (formerly known as Entergy Gulf States Louisiana, L.L.C.), a Texas limited liability company and a wholly-owned subsidiary of Entergy (“Old EGSL”), EL Investment Company, LLC (formerly known as Entergy Louisiana, LLC), a Texas limited liability company and a wholly-owned subsidiary of Entergy (“Old ELL”), Entergy Mississippi, Inc., a Mississippi corporation and a wholly-owned subsidiary of Entergy (“EMI”), Entergy New Orleans, Inc., a Louisiana corporation and a wholly-owned subsidiary of Entergy (“ENOI”), Entergy Texas, Inc., a Texas corporation and a wholly-owned subsidiary of Entergy (“ETI”), and System Energy Resources, Inc., an Arkansas corporation and a wholly-owned subsidiary of Entergy (“SERI”), and immediately declared effective upon filing with the Securities and Exchange Commission pursuant to Rule 462(e) under the Securities Act of 1933, as amended (the “Securities Act”), is being filed pursuant to Rule 414 under the Securities Act, solely to update the Registration Statement with respect to Old ELL and its successor.

On October 1, 2015, the businesses formerly conducted by Old ELL and Old EGSL were combined into a single public utility (the “Business Combination”). In order to effect the Business Combination, under the Texas Business Organizations Code (the “TXBOC”), Old ELL allocated substantially all of its assets to a new subsidiary of Entergy, Entergy Louisiana Power, LLC, a Texas limited liability company (“New ELL”), and New ELL assumed the liabilities of Old ELL, in a transaction regarded as a merger under the TXBOC. Under the TXBOC, Old EGSL allocated substantially all of its assets to a new subsidiary (“New EGSL”) and New EGSL assumed the liabilities of Old EGSL, in a transaction regarded as a merger under the TXBOC. Old ELL and Old EGSL remained in existence and contributed the membership interests in New ELL and New EGSL to an affiliate, Entergy Utility Holding Company, LLC, the common membership interests of which are owned by Old ELL, Old EGSL and Entergy. New EGSL then merged into New ELL with New ELL surviving the merger. Thereupon, Old ELL changed its name from “Entergy Louisiana, LLC” to “EL Investment Company, LLC” and New ELL changed its name from “Entergy Louisiana Power, LLC” to “Entergy Louisiana, LLC”. With the completion of the Business Combination, New ELL holds substantially all of the assets, and has assumed the liabilities, of Old ELL and Old EGSL.

On October 1, 2015, Old ELL and New ELL filed a Current Report on Form 8-K for the purpose of establishing New ELL as the successor issuer to Old ELL pursuant to Rule 12g-3(a) and 15d-5(a) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and to disclose events required to be disclosed on Form 8-K with respect to Old ELL, New ELL, and Old EGSL relating to the Business Combination. Pursuant to Rule 12g-3(a) under the Exchange Act, the series of outstanding debt securities that Old ELL had registered under Section 12(b) of the Exchange Act and listed on the New York Stock Exchange (the “NYSE”) are deemed registered by New ELL under Section 12(b) of the Exchange Act by operation of Exchange Act Rule 12g-3(a) and New ELL is subject to the reporting and other applicable requirements of the Exchange Act.

In accordance with Rule 414(d) under the Securities Act, except as modified by this Post-Effective Amendment, New ELL, now as successor issuer to Old ELL, hereby expressly adopts the Registration Statement as its own registration statement for all purposes of the Securities Act and the Exchange Act.

No changes have been made to Part I of the Registration Statement. Accordingly, Part I has been omitted from this Post-Effective Amendment to the Registration Statement.

This Post-Effective Amendment is separately filed by Entergy, EAI, New ELL, EMI, ENOI, ETI and SERI on a combined basis. As to each registrant, the Registration Statement consists solely of the prospectus of such registrant (including the documents incorporated therein by reference), and the information set forth in Part II of the Registration Statement that is applicable to such registrant. No registrant makes any representation as to the information relating to the other registrants, except to the extent that such information is included in the portion of the Registration Statement relating to such registrant. II-6

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.

Filing Fees-Securities and Exchange Commission:
Registration Statement	$	+
Rating Agencies’ fees		*
Trustee’s fees		*
Fees of Companies’ Counsel		*
Fees of Entergy Services, Inc.		*
Accounting fees		*
Printing and engraving costs		*
Miscellaneous expenses (including Blue-Sky expenses)		*
Total Expenses	$	*
__________________
+In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, the registrants are deferring payment of the registration fee for the securities covered by this registration statement.
*Estimated expenses are not presently known because an indeterminate amount of securities is covered by this registration statement.
Item 15. Indemnification of Directors and Officers.
ENTERGY CORPORATION
Entergy Corporation is a corporation organized under the laws of the State of Delaware. Section 102(b)(7) of the Delaware General Corporation Law (“DGCL”) permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for any breach of the director’s duty of loyalty to the corporation or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or for any transaction from which the director derived an improper personal benefit.
Section 145 of the DGCL provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.
Entergy Corporation’s Restated Certificate of Incorporation provides that its directors shall not be personally liable to it or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the DGCL. Entergy Corporation’s Restated Certificate of Incorporation further provides that it shall indemnify its directors and officers to the fullest extent authorized or permitted by the DGCL, and such right to indemnification shall continue as to a person who has ceased to be a director or officer of Entergy Corporation and shall inure to the benefit of his or her heirs, executors and administrators. The right to indemnification conferred by Entergy Corporation’s Restated Certificate of Incorporation also includes the right to be paid by Entergy Corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition. Entergy Corporation’s Bylaws, as amended, provide, to the extent authorized from time to time by the board of directors, rights to indemnification to its employees and agents who are not directors or officers similar to those conferred to its directors and officers.
ENTERGY ARKANSAS, INC.
Entergy Arkansas, Inc. has insurance covering its expenditures that might arise in connection with its lawful indemnification of its directors and officers for certain of their liabilities and expenses. Entergy Arkansas, Inc.’s directors and officers also have insurance that insures them against certain other liabilities and expenses. The corporation laws of Arkansas permit indemnification of directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933, as amended, and, under Entergy Arkansas, Inc.’s Second Amended and Restated Articles of Incorporation, its officers and directors may generally be indemnified to the full extent of such laws.
ENTERGY LOUISIANA, LLC
Entergy Louisiana, LLC has insurance covering its expenditures that might arise in connection with its lawful indemnification of its directors and officers for certain of their liabilities and expenses. Entergy Louisiana, LLC’s directors and officers also have insurance that insures them against certain other liabilities and expenses. The limited liability company laws of Texas permit indemnification of directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933, as amended, and, under Entergy Louisiana, LLC’s Certificate of Formation, as amended, and Company Agreement, as amended, its directors and officers may generally be indemnified to the full extent of such laws.
ENTERGY MISSISSIPPI, INC.
Entergy Mississippi has insurance covering its expenditures that might arise in connection with its lawful indemnification of its directors and officers for certain of their liabilities and expenses. Entergy Mississippi’s directors and officers also have insurance that insures them against certain other liabilities and expenses. The corporation laws of Mississippi permit indemnification of directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933, as amended, and, under Entergy Mississippi’s Second Amended and Restated Articles of Incorporation, its officers and directors may generally be indemnified to the full extent of such laws.
ENTERGY NEW ORLEANS, INC.
Entergy New Orleans has insurance covering its expenditures that might arise in connection with its lawful indemnification of its directors and officers for certain of their liabilities and expenses. Entergy New Orleans’s directors and officers also have insurance that insures them against certain other liabilities and expenses. The corporate laws of Louisiana permit indemnification of directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933, as amended, and, under Entergy New Orleans’s Amended By-Laws, its officers and directors may generally be indemnified to the full extent of such laws.
ENTERGY TEXAS, INC.
Entergy Texas has insurance covering its expenditures that might arise in connection with its lawful indemnification of its directors and officers for certain of their liabilities and expenses. Entergy Texas’s directors and officers also have insurance that insures them against certain other liabilities and expenses. The corporation laws of Texas permit indemnification of directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933, as amended, and, under

Entergy Texas’s Certificate of Formation and By-Laws, its officers and directors may generally be indemnified to the full extent of such laws.
SYSTEM ENERGY RESOURCES, INC.
System Energy Resources has insurance covering its expenditures that might arise in connection with its lawful indemnification of its directors and officers for certain of their liabilities and expenses. System Energy Resources’ directors and officers also have insurance that insures them against certain other liabilities and expenses. The corporate laws of Arkansas permit indemnification of directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933, as amended, and, under System Energy Resources’ Amended and Restated Articles of Incorporation, its officers and directors may generally be indemnified to the full extent of such laws.
Item 16. Exhibits.
See the Exhibit Index at the end of this registration statement.
Item 17. Undertakings.
Each of the undersigned registrants hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be a part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424 (b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415 (a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, Entergy Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana, on October 2, 2015.

ENTERGY CORPORATION
By: /s/ Steven C. McNeal
Steven C. McNeal Vice President and Treasurer
Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

_______*_________	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	October 2, 2015
Leo P. Denault

_______*_________	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	October 2, 2015
Andrew S. Marsh

_______*_________	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	October 2, 2015
Alyson M. Mount

_______*_________	Director	October 2, 2015
Maureen S. Bateman

_________________	Director	October 2, 2015
Patrick J. Condon

_______*_________	Director	October 2, 2015
Kirkland H. Donald

_______*_________	Director	October 2, 2015
Gary W. Edwards

__________________	Director	October 2, 2015
Philip L. Frederickson

_______*_________	Director	October 2, 2015
Alexis M. Herman

_______*_________	Director	October 2, 2015
Donald C. Hintz

_______*_________	Director	October 2, 2015
Stuart L. Levenick

_______*_________	Director	October 2, 2015
Blanche L. Lincoln

_________________	Director	October 2, 2015
Karen A. Puckett

_______*_________	Director	October 2, 2015
W.J. “Billy” Tauzin

_______*_________	Director	October 2, 2015
Steven V. Wilkinson

* By: /s/ Steven C. McNeal
Steven C. McNeal
Attorney-in-Fact

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, Entergy Arkansas, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana, on October 2, 2015.

ENTERGY ARKANSAS, INC.
By: /s/ Steven C. McNeal
Steven C. McNeal Vice President and Treasurer
Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

_______*_________	Chairman of the Board, President, and Chief Executive Officer (Principal Executive Officer)	October 2, 2015
Hugh T. McDonald
_______*_________	Director, Executive Vice President and Chief Financial Officer (Principal Financial Officer)	October 2, 2015
Andrew S. Marsh
_______*_________	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	October 2, 2015
Alyson M. Mount
_______*_________	Director	October 2, 2015
Theodore H. Bunting, Jr.

_______*_________	Director	October 2, 2015
Mark T. Savoff

* By: /s/ Steven C. McNeal
Steven C. McNeal
Attorney-in-Fact

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, Entergy Louisiana, LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana, on October 2, 2015.

ENTERGY LOUISIANA, LLC

By:	/s/ Steven C. McNeal
Steven C. McNeal Vice President and Treasurer
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears immediately below constitutes and appoints Theodore H. Bunting, Jr., Steven C. McNeal and Stacey M. Lousteau, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and to perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Philip R. May, Jr.	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	October 2, 2015
Phillip R. May, Jr.

/s/ Andrew S. Marsh	Director, Executive Vice President and Chief Financial Officer (Principal Financial Officer)	October 2, 2015
Andrew S. Marsh
/s/ Alyson M. Mount	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	October 2, 2015
Alyson M. Mount

/s/ Theodore H. Bunting, Jr.	Director	October 2, 2015
Theodore H. Bunting, Jr.

/s/ Mark T. Savoff	Director	October 2, 2015
Mark T. Savoff

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, Entergy Mississippi, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana, on October 2, 2015.

ENTERGY MISSISSIPPI, INC.

By:	/s/ Steven C. McNeal
Steven C. McNeal Vice President and Treasurer
Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

_______*_________	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	October 2, 2015
Haley R. Fisackerly

_______*_________	Director, Executive Vice President and Chief Financial Officer (Principal Financial Officer)	October 2, 2015
Andrew S. Marsh
_______*_________	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	October 2, 2015
Alyson M. Mount

_______*_________	Director	October 2, 2015
Theodore H. Bunting, Jr.

_______*_________	Director	October 2, 2015
Mark T. Savoff

* By: /s/ Steven C. McNeal
Steven C. McNeal
Attorney-in-Fact

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, Entergy New Orleans, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana, on October 2, 2015.

ENTERGY NEW ORLEANS, INC.

By:	/s/ Steven C. McNeal
Steven C. McNeal Vice President and Treasurer
Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

_______*_________	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	October 2, 2015
Charles L. Rice, Jr.
_______*_________	Director, Executive Vice President and Chief Financial Officer (Principal Financial Officer)	October 2, 2015
Andrew S. Marsh
_______*_________	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	October 2, 2015
Alyson M. Mount

_______*_________	Director	October 2, 2015
Theodore H. Bunting, Jr.

_______*_________	Director	October 2, 2015
Mark T. Savoff

* By: /s/ Steven C. McNeal
Steven C. McNeal
Attorney-in-Fact

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, Entergy Texas, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana, on October 2, 2015.

ENTERGY TEXAS, INC.

By:	/s/ Steven C. McNeal
Steven C. McNeal Vice President and Treasurer
Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

_______*_________	Chair of the Board, President and Chief Executive Officer (Principal Executive Officer)	October 2, 2015
Sallie T. Rainer

_______*_________	Director, Executive Vice President and Chief Financial Officer (Principal Financial Officer)	October 2, 2015
Andrew S. Marsh
_______*_________	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	October 2, 2015
Alyson M. Mount

_______*_________	Director	October 2, 2015
Theodore H. Bunting, Jr.

_______*_________	Director	October 2, 2015
Mark T. Savoff

* By: /s/ Steven C. McNeal
Steven C. McNeal
Attorney-in-Fact

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, System Energy Resources, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana, on October 2, 2015.

SYSTEM ENERGY RESOURCES, INC.

By:	/s/ Steven C. McNeal
Steven C. McNeal Vice President and Treasurer
Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

_______*_________	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	October 2, 2015
Theodore H. Bunting, Jr.

_______*__________	Director, Executive Vice President and Chief Financial Officer (Principal Financial Officer)	October 2, 2015
Andrew S. Marsh
_______*_________	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	October 2, 2015
Alyson M. Mount
_______*____________	Director	October 2, 2015
Jeffrey S. Forbes

/s/ Steven C. McNeal	Director	October 2, 2015
Steven C. McNeal

* By: /s/ Steven C. McNeal
Steven C. McNeal
Attorney-in-Fact

EXHIBIT INDEX

Number	Description of Exhibit
*1.01	Form of Underwriting Agreement relating to the Entergy Corporation debt securities (filed as Exhibit 1.01 to Entergy Corporation's Registration Statement on Form S-3, Registration No. 333-169315).
*1.02
Form of Underwriting Agreement relating to the Entergy Arkansas, Inc. first mortgage bonds (filed as Exhibit 1.01 to Entergy Arkansas, Inc.'s Registration Statement on Form S-3, Registration No. 333-159157).

*1.03
Form of Underwriting Agreement relating to the Entergy Louisiana, LLC first mortgage bonds (filed as Exhibit 1.01 to Entergy Louisiana, LLC's Registration Statement on Form S-3, Registration No. 333-159158).

*1.04
Form of Underwriting Agreement relating to the Entergy Mississippi, Inc. first mortgage bonds (filed as Exhibit 1.01 to Entergy Mississippi, Inc.’s Registration Statement on Form S-3, Registration No. 333-159164).

*1.05
Form of Underwriting Agreement relating to the Entergy New Orleans, Inc. first mortgage bonds (filed as Exhibit 1.01 to Entergy New Orleans, Inc.’s Registration Statement on Form S-3, Registration No. 333-155584).

*1.06
Form of Underwriting Agreement relating to the Entergy Texas, Inc. first mortgage bonds (filed as Exhibit 1.01 to Entergy Texas, Inc.’s Registration Statement on Form S-3, Registration No. 333-153442).

*1.07
Form of Underwriting Agreement relating to the System Energy Resources, Inc. first mortgage bonds (filed as Exhibit 1.01 to System Energy Resources, Inc.’s Registration Statement on Form S-3, Registration No. 333-156718).

*4.01
Indenture of Entergy Corporation (for Unsecured Debt Securities), dated as of September 1, 2010 (filed as Exhibit 4.01 to Entergy Corporation’s Current Report on Form 8-K dated September 13, 2010, File No. 001-11299).

*4.02
Officer’s Certificate establishing the terms of Entergy Corporation’s 5.125% Senior Notes (filed as Exhibit 4.02(b) to Entergy Corporation’s Current Report on Form 8-K dated September 13, 2010, File No. 001-11299).

*4.03
Officer's Certificate establishing the terms of Entergy Corporation's 4.70% Senior Notes (filed as Exhibit 4.02 to Entergy Corporation's Current Report on Form 8-K dated January 13, 2012, File No. 001-11299).

*4.04
Officer's Certificate establishing the terms of Entergy Corporation's 4.0% Senior Notes (filed as Exhibit 4.02 to Entergy Corporation's Current Report on Form 8-K dated July 1, 2015, File No. 001-11299).

*4.05
Mortgage and Deed of Trust of Entergy Arkansas, Inc., dated as of October 1, 1944, as amended by seventy-four Supplemental Indentures (7(d) in 2-5463 (Mortgage); 7(b) in 2-7121 (First); 7(c) in 2-7605 (Second); 7(d) in 2-8100 (Third); 7(a)-4 in 2-8482 (Fourth); 7(a)-5 in 2-9149 (Fifth); 4(a)-6 in 2-9789 (Sixth); 4(a)-7 in 2-10261 (Seventh); 4(a)-8 in 2-11043 (Eighth); 2(b)-9 in 2-11468 (Ninth); 2(b)-10 in 2-15767 (Tenth); D in 70-3952 (Eleventh); D in 70-4099 (Twelfth); 4(d) in 2-23185 (Thirteenth); 2(c) in 2-24414 (Fourteenth); 2(c) in 2-25913 (Fifteenth); 2(c) in 2-28869 (Sixteenth); 2(d) in 2-28869 (Seventeenth); 2(c) in 2-35107 (Eighteenth); 2(d) in 2-36646 (Nineteenth); 2(c) in 2-39253 (Twentieth); 2(c) in 2-41080 (Twenty-first); C-1 to Rule 24 Certificate in 70-5151 (Twenty-second); C-1 to Rule 24 Certificate in 70-5257 (Twenty-third); C to Rule 24 Certificate in 70-5343 (Twenty-fourth); C-1 to Rule 24 Certificate in 70-5404 (Twenty-fifth); C to Rule 24 Certificate in 70-5502 (Twenty-sixth); C-1 to Rule 24 Certificate in 70-5556 (Twenty-seventh); C-1 to Rule 24 Certificate in 70-5693 (Twenty-eighth); C-1 to Rule 24 Certificate in 70-6078 (Twenty-ninth); C-1 to Rule 24 Certificate in 70-6174 (Thirtieth); C-1 to Rule 24 Certificate in 70-6246 (Thirty-first); C-1 to Rule 24 Certificate in 70-6498 (Thirty-second); A-4b-2 to Rule 24 Certificate in 70-6326 (Thirty-third); C-1 to Rule 24 Certificate in 70-6607 (Thirty-fourth); C-1 to Rule 24 Certificate in 70-6650 (Thirty-fifth); C-1 to Rule 24 Certificate dated December 1, 1982 in 70-6774 (Thirty-sixth); C-1 to Rule 24 Certificate dated February 17, 1983 in 70-6774 (Thirty-seventh); A-2(a) to Rule 24 Certificate dated December 5, 1984 in 70-6858 (Thirty-eighth); A-3(a) to Rule 24 Certificate in 70-7127 (Thirty-ninth); A-7 to Rule 24 Certificate in 70-7068 (Fortieth); A-8(b) to Rule 24 Certificate dated July 6, 1989 in 70-7346 (Forty-first); A-8(c) to Rule 24 Certificate dated February 1, 1990 in 70-7346 (Forty-second); 4 to Form 10-Q for the quarter ended September 30, 1990 in 1-10764 (Forty-third); A-2(a) to Rule 24 Certificate dated November 30, 1990 in 70-7802 (Forty-fourth); A-2(b) to Rule 24 Certificate dated January 24, 1991 in 70-7802 (Forty-fifth); 4(d)(2) in 33-54298 (Forty-sixth); 4(c)(2) to Form 10-K for the year ended December 31, 1992 in 1-10764 (Forty-seventh); 4(b) to Form 10-Q for the quarter ended June 30, 1993 in 1-10764 (Forty-eighth); 4(c) to Form 10-Q for the quarter ended June 30, 1993 in 1-10764 (Forty-ninth); 4(b) to Form 10-Q for the quarter ended September 30, 1993 in 1-10764 (Fiftieth); 4(c) to Form 10-Q for the quarter ended September 30, 1993 in 1-10764 (Fifty-first); 4(a) to Form 10-Q for the quarter ended June 30, 1994 in 1-10764 (Fifty-second); C-2 to Form U5S for the year ended December 31, 1995 (Fifty-third); C-2(a) to Form U5S for the year ended December 31, 1996 (Fifty-fourth); 4(a) to Form 10-Q for the quarter ended March 31, 2000 in 1-10764 (Fifty-fifth); 4(a) to Form 10-Q for the quarter ended September 30, 2001 in 1-10764 (Fifty-sixth); C-2(a) to Form U5S for the year ended December 31, 2001 (Fifty-seventh); 4(c)1 to Form 10-K for the year December 31, 2002 in 1-10764 (Fifty-eighth); 4(a) to Form 10-Q for the quarter ended June 30, 2003 in 1-10764 (Fifty-ninth); 4(f) to Form 10-Q for the quarter ended June 30, 2003 in 1-10764 (Sixtieth); 4(h) to Form 10-Q for the quarter ended June 30, 2003 in 1-10764 (Sixty-first); 4(e) to Form 10-Q for the quarter ended September 30, 2004 in 1-10764 (Sixty-second); 4(c)1 to Form 10-K for the year December 31, 2004 in 1-10764 (Sixty-third); C-2(a) to Form U5S for the year ended December 31, 2004 (Sixty-fourth); 4(c) to Form 10-Q for the quarter ended June 30, 2005 in 1-10764 (Sixty-fifth);  4(a) to Form 10-Q for the quarter ended June 30, 2005 in 1-10764 (Sixty-sixth); 4(b) to Form 10-Q for the quarter ended June 30, 2008 in 1-10764 (Sixty-seventh); 4(c)1 to Form 10-K for the year ended December 31, 2008 in 1-10764 (Sixty-eighth); 4.06 to Form 8-K dated October 8, 2010 in 1-10764 (Sixty-ninth); 4.06 to Form 8-K dated November 12, 2010 in 1-10764 (Seventieth); 4.06 to Form 8-K dated December 13, 2012 in 1-10764 (Seventy-first); 4(e) to Form 8-K dated January 9, 2013 in 1-10764 (Seventy-second); 4.06 to Form 8-K dated May 30, 2013 in 1-10764 (Seventy-third); 4.06 to Form 8-K dated June 4, 2013 in 1-10764 (Seventy-fourth); 4.02 to Form 8-K dated July 26, 2013 in 1-10764 (Seventy-fifth); 4.05 to Form 8-K dated March 14, 2014 in 1-10764 (Seventy-sixth); and 4.05 to Form 8-K dated December 9, 2014 in 1-10764 (Seventy-seventh)).

*4.06
Mortgage and Deed of Trust of Entergy Louisiana, LLC, dated as of April 1, 1944, as amended by seventy-seven Supplemental Indentures (7(d) in 2-5317 (Mortgage); 7(b) in 2-7408 (First); 7(c) in 2-8636 (Second); 4(b)-3 in 2-10412 (Third); 4(b)-4 in 2-12264 (Fourth); 2(b)-5 in 2-12936 (Fifth); D in 70-3862 (Sixth); 2(b)-7 in 2-22340 (Seventh); 2(c) in 2-24429 (Eighth); 4(c)-9 in 2-25801 (Ninth); 4(c)-10 in 2-26911 (Tenth); 2(c) in 2-28123 (Eleventh); 2(c) in 2-34659 (Twelfth); C to Rule 24 Certificate in 70-4793 (Thirteenth); 2(b)-2 in 2-38378 (Fourteenth); 2(b)-2 in 2-39437 (Fifteenth); 2(b)-2 in 2-42523 (Sixteenth); C to Rule 24 Certificate in 70-5242 (Seventeenth); C to Rule 24 Certificate in 70-5330 (Eighteenth); C-1 to Rule 24 Certificate in 70-5449 (Nineteenth); C-1 to Rule 24 Certificate in 70-5550 (Twentieth); A-6(a) to Rule 24 Certificate in 70-5598 (Twenty-first); C-1 to Rule 24 Certificate in 70-5711 (Twenty-second); C-1 to Rule 24 Certificate in 70-5919 (Twenty-third); C-1 to Rule 24 Certificate in 70-6102 (Twenty-fourth); C-1 to Rule 24 Certificate in 70-6169 (Twenty-fifth); C-1 to Rule 24 Certificate in 70-6278 (Twenty-sixth); C-1 to Rule 24 Certificate in 70-6355 (Twenty-seventh); C-1 to Rule 24 Certificate in 70-6508 (Twenty-eighth); C-1 to Rule 24 Certificate in 70-6556 (Twenty-ninth); C-1 to Rule 24 Certificate in 70-6635 (Thirtieth); C-1 to Rule 24 Certificate in 70-6834 (Thirty-first); C-1 to Rule 24 Certificate in 70-6886 (Thirty-second); C-1 to Rule 24 Certificate in 70-6993 (Thirty-third); C-2 to Rule 24 Certificate in 70-6993 (Thirty-fourth); C-3 to Rule 24 Certificate in 70-6993 (Thirty-fifth); A-2(a) to Rule 24 Certificate in 70-7166 (Thirty-sixth); A-2(a) in 70-7226 (Thirty-seventh); C-1 to Rule 24 Certificate in 70-7270 (Thirty-eighth); 4(a) to Quarterly Report on Form 10-Q for the quarter ended June 30, 1988 in 1-8474 (Thirty-ninth); A-2(b) to Rule 24 Certificate in 70-7553 (Fortieth); A-2(d) to Rule 24 Certificate in 70-7553 (Forty-first); A-3(a) to Rule 24 Certificate in 70-7822 (Forty-second); A-3(b) to Rule 24 Certificate in 70-7822 (Forty-third); A-2(b) to Rule 24 Certificate in 70-7822 (Forty-fourth); A-3(c) to Rule 24 Certificate in 70-7822 (Forty-fifth); A-2(c) to Rule 24 Certificate dated April 7, 1993 in 70-7822 (Forty-sixth); A-3(d) to Rule 24 Certificate dated June 4, 1993 in 70-7822 (Forth-seventh); A-3(e) to Rule 24 Certificate dated December 21, 1993 in 70-7822 (Forty-eighth); A-3(f) to Rule 24 Certificate dated August 1, 1994 in 70-7822 (Forty-ninth); A-4(c) to Rule 24 Certificate dated September 28, 1994 in 70-7653 (Fiftieth); A-2(a) to Rule 24 Certificate dated April 4, 1996 in 70-8487 (Fifty-first); A-2(a) to Rule 24 Certificate dated April 3, 1998 in 70-9141 (Fifty-second); A-2(b) to Rule 24 Certificate dated April 9, 1999 in 70-9141 (Fifty-third); A-3(a) to Rule 24 Certificate dated July 6, 1999 in 70-9141 (Fifty-fourth); A-2(c) to Rule 24 Certificate dated June 2, 2000 in 70-9141 (Fifty-fifth); A-2(d) to Rule 24 Certificate dated April 4, 2002 in 70-9141 (Fifty-sixth); A-3(a) to Rule 24 Certificate dated March 30, 2004 in 70-10086 (Fifty-seventh); A-3(b) to Rule 24 Certificate dated October 15, 2004 in 70-10086 (Fifty-eighth); A-3(c) to Rule 24 Certificate dated October 26, 2004 in 70-10086 (Fifty-ninth); A-3(d) to Rule 24 Certificate dated May 18, 2005 in 70-10086 (Sixtieth); A-3(e) to Rule 24 Certificate dated August 25, 2005 in 70-10086 (Sixty-first); A-3(f) to Rule 24 Certificate dated October 31, 2005 in 70-10086 (Sixty-second); B-4(i) to Rule 24 Certificate dated January 10, 2006 in 70-10324 (Sixty-third); B-4(ii) to Rule 24 Certificate dated January 10, 2006 in 70-10324 (Sixty-fourth); 4(a) to Form 10-Q for the quarter ended September 30, 2008 in 1-32718 (Sixty-fifth); 4(3)1 to Form 10-K for the year ended December 31, 2009 in 1-32718 (Sixty-sixth); 4(a) to Form 10-Q for the quarter ended March 31, 2010 in 1-32718 (Sixty-seventh); 4.08 to Form 8-K dated September 24, 2010 in 1-32718 (Sixty-eighth); 4(c) to Form 8-K dated October 12, 2010 in 1-32718 (Sixty-ninth); 4.08 to Form 8-K dated November 23, 2010 in 1-32718 (Seventieth); 4.08 to Form 8-K dated March 24, 2011 in 1-32718 (Seventy-first); 4(a) to Form 10-Q for the quarter ended June 30, 2011 in 1-32718 (Seventy-second); 4.08 to Form 8-K dated December 15, 2011 in 1-32718 (Seventy-third); 4.08 to Form 8-K dated January 12, 2012 in 1-32718 (Seventy-fourth); 4.08 to Form 8-K dated July 3, 2012 in 1-32718 (Seventy-fifth); 4.08 to Form 8-K dated December 4, 2012 in 1-32718 (Seventy-sixth); 4.08 to Form 8-K dated May 21, 2013 in 1-32718 (Seventy-seventh); 4.08 to Form 8-K dated August 23, 2013 in 1-32718 (Seventy-eighth); 4.08 to Form 8-K dated June 24, 2014 in 1-32718 (Seventy-ninth); 4.08 to Form 8-K dated July 1, 2014 in 1-32718 (Eightieth); 4.08 to Form 8-K dated November 21, 2014 (Eighty-first), and 4.1 to Form 8-K12B dated October 1, 2015 (Eighty-second)).

*4.07
Mortgage and Deed of Trust of Entergy Mississippi, Inc., dated as of February 1, 1988, as amended by thirty Supplemental Indentures (A-2(a)-2 to Rule 24 Certificate in 70-7461 (Mortgage); A-2(b)-2 in 70-7461 (First); A-5(b) to Rule 24 Certificate in 70-7419 (Second); A-4(b) to Rule 24 Certificate in 70-7554 (Third); A-1(b)-1 to Rule 24 Certificate in 70-7737 (Fourth); A-2(b) to Rule 24 Certificate dated November 24, 1992 in 70-7914 (Fifth); A-2(e) to Rule 24 Certificate dated January 22, 1993 in 70-7914 (Sixth); A-2(g) to Form U-1 in 70-7914 (Seventh); A-2(i) to Rule 24 Certificate dated November 10, 1993 in 70-7914 (Eighth); A-2(j) to Rule 24 Certificate dated July 22, 1994 in 70-7914 (Ninth); (A-2(l) to Rule 24 Certificate dated April 21, 1995 in 70-7914 (Tenth); A-2(a) to Rule 24 Certificate dated June 27, 1997 in 70-8719 (Eleventh); A-2(b) to Rule 24 Certificate dated April 16, 1998 in 70-8719 (Twelfth); A-2(c) to Rule 24 Certificate dated May 12, 1999 in 70-8719 (Thirteenth); A-3(a) to Rule 24 Certificate dated June 8, 1999 in 70-8719 (Fourteenth); A-2(d) to Rule 24 Certificate dated February 24, 2000 in 70-8719 (Fifteenth); A-2(a) to Rule 24 Certificate dated February 9, 2001 in 70-9757 (Sixteenth); A-2(b) to Rule 24 Certificate dated October 31, 2002 in 70-9757 (Seventeenth); A-2(c) to Rule 24 Certificate dated December 2, 2002 in 70-9757 (Eighteenth); A-2(d) to Rule 24 Certificate dated February 6, 2003 in 70-9757 (Nineteenth); A-2(e) to Rule 24 Certificate dated April 4, 2003 in 70-9757 (Twentieth); A-2(f) to Rule 24 Certificate dated June 6, 2003 in 70-9757 (Twenty-first); A-3(a) to Rule 24 Certificate dated April 8, 2004 in 70-10157 (Twenty-second); A-3(b) to Rule 24 Certificate dated April 29, 2004 in 70-10157 (Twenty-third); A-3(c) to Rule 24 Certificate dated October 4, 2004 in 70-10157 (Twenty-fourth); A-3(d) to Rule 24 Certificate dated January 27, 2006 in 70-10157 (Twenty-fifth); 4(b) to Form 10-Q for the quarter ended June 30, 2009 in 1-31508 (Twenty-sixth); 4(b) to Form 10-Q for the quarter ended March 31, 2010 in 1-31508 (Twenty-seventh); 4.38 to Form 8-K dated April 15, 2011 in 1-31508 (Twenty-eighth); 4.38 to Form 8-K dated May 13, 2011 in 1-31508 (Twenty-ninth); 4.38 to Form 8-K dated December 11, 2012 in 1-31508 (Thirtieth); and 4.05 to Form 8-K dated March 21, 2014 in 1-31508 (Thirty-first)).

*4.08
Mortgage and Deed of Trust of Entergy New Orleans, Inc., dated as of May 1, 1987, as amended by seventeen Supplemental Indentures (A-2(c) to Rule 24 Certificate in 70-7350 (Mortgage); A-5(b) to Rule 24 Certificate in 70-7350 (First); A-4(b) to Rule 24 Certificate in 70-7448 (Second); 4(f)4 to Form 10-K for the year ended December 31, 1992 in 0-5807 (Third); 4(a) to Form 10-Q for the quarter ended September 30, 1993 in 0-5807 (Fourth); 4(a) to Form 8-K dated April 26, 1995 in 0-5807 (Fifth); 4(a) to Form 8-K dated March 22, 1996 in 0-5807 (Sixth); 4(b) to Form 10-Q for the quarter ended June 30, 1998 in 0-5807 (Seventh); 4(d) to Form 10-Q for the quarter ended June 30, 2000 in 0-5807 (Eighth); C-5(a) to Form U5S for the year ended December 31, 2000 (Ninth); 4(b) to Form 10-Q for the quarter ended September 30, 2002 in 0-5807 (Tenth); 4(k) to Form 10-Q for the quarter ended June 30, 2003 in 0-5807 (Eleventh); 4(a) to Form 10-Q for the quarter ended September 30, 2004 in 0-5807 (Twelfth); 4(b) to Form 10-Q for the quarter ended September 30, 2004 in 0-5807 (Thirteenth); 4(e) to Form 10-Q for the quarter ended June 30, 2005 in 0-5807 (Fourteenth); 4.02 to Form 8-K dated November 23, 2010 in 0-5807 (Fifteenth); 4.02 to Form 8-K dated November 29, 2012 in 0-5807 (Sixteenth); and 4.02 to Form 8-K dated June 21, 2013 in 0-5807 (Seventeenth)).

*4.09
Indenture, Deed of Trust and Security Agreement of Entergy Texas, Inc., dated as of October 1, 2008 (Filed as Exhibit 4(h)2 to Entergy Texas, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2008 in File No. 0-53134).

*4.10
Officer’s Certificate No. 1-B-1 dated January 27, 2009, supplemental to Indenture, Deed of Trust and Security Agreement of Entergy Texas, Inc. (Filed as Exhibit 4(h)3 to Entergy Texas, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2008 in File No. 0-53134).

*4.12
Officer’s Certificate No. 2-B-2 dated May 14, 2009, supplemental to Indenture, Deed of Trust and Security Agreement of Entergy Texas, Inc. (Filed as Exhibit 4(a) to Entergy Texas, Inc.’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2009 in File No. 1-34360).

*4.13
Officer’s Certificate No. 5-B-4 dated September 7, 2011, supplemental to Indenture, Deed of Trust and Security agreement of Entergy Texas, Inc. (Filed as Exhibit 4.40 to Entergy Texas, Inc.’s Current Report on Form 8-K dated September 13, 2011 in File No. 1-34360).

*4.14
Officer’s Certificate No. 7-B-5 dated May 13, 2014, supplemental to Indenture, Deed of Trust and Security Agreement dated as of October 1, 2008, between Entergy Texas, Inc. and The Bank of New York Mellon, as trustee (4.40 to Form 8-K dated May 16, 2014 in 1-34360).

*4.15
Officer’s Certificate No. 8-B-6 dated May 18, 2015, supplemental to Indenture, Deed of Trust and Security Agreement dated as of October 1, 2008, between Entergy Texas, Inc. and The Bank of New York Mellon, as trustee (4.40 to Form 8-K dated May 21, 2015 in 1-34360).

*4.16
Mortgage and Deed of Trust of System Energy Resources, Inc., dated as of June 15, 1977, as amended by twenty-four Supplemental Indentures (A-1 in 70-5890 (Mortgage); B and C to Rule 24 Certificate in 70-5890 (First); B to Rule 24 Certificate in 70-6259 (Second); 20(a)-5 to Form 10-Q for the quarter ended June 30, 1981 in 1-3517 (Third); A-1(e)-1 to Rule 24 Certificate in 70-6985 (Fourth); B to Rule 24 Certificate in 70-E-47021 (Fifth); B to Rule 24 Certificate in 70-7021 (Sixth); A-3(b) to Rule 24 Certificate in 70-7026 (Seventh); A-3(b) to Rule 24 Certificate in 70-7158 (Eighth); B to Rule 24 Certificate in 70-7123 (Ninth); B-1 to Rule 24 Certificate in 70-7272 (Tenth); B-2 to Rule 24 Certificate in 70-7272 (Eleventh); B-3 to Rule 24 Certificate in 70-7272 (Twelfth); B-1 to Rule 24 Certificate in 70-7382 (Thirteenth); B-2 to Rule 24 Certificate in 70-7382 (Fourteenth); A-2(c) to Rule 24 Certificate in 70-7946 (Fifteenth); A-2(c) to Rule 24 Certificate in 70-7946 (Sixteenth); A-2(d) to Rule 24 Certificate in 70-7946 (Seventeenth); A-2(e) to Rule 24 Certificate dated May 4, 1993 in 70-7946 (Eighteenth); A-2(g) to Rule 24 Certificate dated May 6, 1994 in 70-7946 (Nineteenth); A-2(a)(1) to Rule 24 Certificate dated August 8, 1996 in 70-8511 (Twentieth); A-2(a)(2) to Rule 24 Certificate dated August 8, 1996 in 70-8511 (Twenty-first); A-2(a) to Rule 24 Certificate filed October 4, 2002 in 70-9753 (Twenty-second); 4(b) to Form 10-Q for the quarter ended September 30, 2007 in 1-9067 (Twenty-third); and 4.42 to Form 8-K dated September 25, 2012 in 1-9067 (Twenty-fourth)).

*4.17	Availability Agreement, dated June 21, 1974, among System Energy and certain other System companies (filed as Exhibit B to Rule 24 Certificate dated June 24, 1974 in 70-5399).
*4.18	First Amendment to Availability Agreement, dated as of June 30, 1977 (filed as Exhibit B to Rule 24 Certificate dated June 24, 1977 in 70-5399).
*4.19	Second Amendment to Availability Agreement, dated as of June 15, 1981 (filed as Exhibit E to Rule 24 Certificate dated July 1, 1981 in 70-6592).
*4.20	Third Amendment to Availability Agreement, dated as of June 28, 1984 (filed as Exhibit B-13(a) to Rule 24 Certificate dated July 6, 1984 in 70-6985).
*4.21	Fourth Amendment to Availability Agreement, dated as of June 1, 1989 (filed as Exhibit A to Rule 24 Certificate dated June 8, 1989 in 70-5399).
*4.22
Thirty-fifth Assignment of Availability Agreement, Consent and Agreement, dated as of December 22, 2003, among System Energy Resources, Inc., Entergy Arkansas, Inc., Entergy Louisiana, LLC, Entergy Mississippi, Inc., and Entergy New Orleans, Inc., and Union Bank of California, N.A. (filed as Exhibit 10(a)25 to System Energy Resources, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2003 in 1-11299).

*4.23
First Amendment to Thirty-fifth Assignment of Availability Agreement, Consent and Agreement, dated as of December 17, 2004, among System Energy Resources, Inc., Entergy Arkansas, Inc., Entergy Louisiana, LLC, Entergy Mississippi, Inc., and Entergy New Orleans, Inc., and Union Bank of California, N.A. (filed as Exhibit 10(a)24 to System Energy Resources, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2004 in 1-11299).

*4.24
Thirty-seventh Assignment of Availability Agreement, Consent and Agreement, dated as of September 1, 2012, among System Energy Resources, Inc., Entergy Arkansas, Inc., Entergy Louisiana, LLC, Entergy Mississippi, Inc., and Entergy New Orleans, Inc., and The Bank of New York Mellon, as Trustee (filed as Exhibit 10(a)15 to System Energy Resources, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2012 in 1-11299).

4.25
First Amendment to Thirty-seventh Assignment of Availability Agreement, Consent and Agreement, dated as of September 18, 2015, among System Energy Resources, Inc., Entergy Arkansas, Inc., Entergy Louisiana, LLC, Entergy Mississippi, Inc., and Entergy New Orleans, Inc., and The Bank of New York Mellon, as Trustee.

*4.26	Form of Assignment of Availability Agreement, Consent and Agreement (filed as Exhibit 4.11 to System Energy Resources, Inc.’s Registration Statement on Form S-3, Registration No. 333-156718).
*4.27	Capital Funds Agreement, dated June 21, 1974, between Entergy Corporation and System Energy Resources, Inc. (filed as Exhibit C to Rule 24 Certificate dated June 24, 1974 in 70-5399).
*4.28
First Amendment to Capital Funds Agreement, dated as of June 1, 1989, between Entergy Corporation and System Energy Resources, Inc. (filed as Exhibit B to Rule 24 Certificate dated June 8, 1989 in 70-5399).

*4.29
Thirty-fifth Supplementary Capital Funds Agreement and Assignment, dated as of December 22, 2003, among Entergy Corporation, System Energy Resources, Inc., and Union Bank of California, N.A. (filed as Exhibit 10(a)38 to System Energy Resources, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2003 in 1-11299).

*4.30
Thirty-seventh Supplementary Capital Funds Agreement and Assignment, dated as of September 1, 2012, among Entergy Corporation, System Energy Resources, Inc., and The Bank of New York Mellon, as Trustee (filed as Exhibit 10(a)19 to System Energy Resources, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2012 in 1-11299).

*4.31
First Amendment to Supplementary Capital Funds Agreements and Assignment, dated as of June 1, 1989, by and between Entergy Corporation, System Energy Resources, Inc., Deposit Guaranty National Bank, United States Trust Company of New York and Gerard F. Ganey (filed as Exhibit C to Rule 24 Certificate dated June 8, 1989 in 70-7026).

*4.32
First Amendment to Supplementary Capital Funds Agreements and Assignments, dated as of June 1, 1989, by and between Entergy Corporation, System Energy Resources, Inc., United States Trust Company of New York and Gerard F. Ganey (filed as Exhibit C to Rule 24 Certificate dated June 8, 1989 in 70-7123).

*4.33
First Amendment to Supplementary Capital Funds Agreement and Assignment, dated as of June 1, 1989, by and between Entergy Corporation, System Energy Resources, Inc. and Chemical Bank (filed as Exhibit C to Rule 24 Certificate dated June 8, 1989 in 70-7561).

*4.34	Form of Supplementary Capital Funds Agreement and Assignment (filed as Exhibit 4.19 to System Energy Resources, Inc.’s Registration Statement on Form S-3, Registration No. 333-156718).
*4.35
Form of officer’s certificate establishing the terms of one or more series of Entergy Corporation debt securities (filed as Exhibit 4.02 to Entergy Corporation's Registration Statement on Form S-3, Registration No. 333-169315).

*4.36
Form of Supplemental Indenture relating to the Entergy Arkansas, Inc. first mortgage bonds (filed as Exhibit 4.02 to Entergy Arkansas, Inc.'s Registration Statement on Form S-3, Registration No. 333-159157).

*4.37
Form of Supplemental Indenture relating to the Entergy Louisiana, LLC first mortgage bonds (filed as Exhibit 4.02 to Entergy Louisiana, LLC's Registration Statement on Form S-3, Registration No. 333-159158).

*4.38
Form of Supplemental Indenture relating to the Entergy Mississippi, Inc. first mortgage bonds (filed as Exhibit 4.02 to Entergy Mississippi, Inc.’s Registration Statement on Form S-3, Registration No. 333-159164).

*4.39
Form of Supplemental Indenture relating to the Entergy New Orleans, Inc. first mortgage bonds (filed as Exhibit 4.02 to Entergy New Orleans, Inc.’s Registration Statement on Form S-3, Registration No. 333-155584).

*4.40
Form of officer’s certificate establishing the terms of one or more series of Entergy Texas, Inc. first mortgage bonds (filed as Exhibit 4.02 to Entergy Texas, Inc.’s Registration Statement on Form S-3, Registration No. 333-153442).

*4.41
Form of Supplemental Indenture relating to the System Energy Resources, Inc. first mortgage bonds (filed as Exhibit 4.02 to System Energy Resources, Inc.’s Registration Statement on Form S-3, Registration Number 333-156718).

**5.01	Opinion of Morgan, Lewis & Bockius LLP with respect to the Entergy Corporation debt securities.
**5.02	Opinion of Morgan, Lewis & Bockius LLP with respect to the Entergy Arkansas, Inc. first mortgage bonds.
**5.03	Opinion of Friday, Eldredge & Clark, LLP with respect to the Entergy Arkansas, Inc. first mortgage bonds.
5.04	Opinion of Morgan, Lewis & Bockius LLP with respect to the Entergy Louisiana, LLC first mortgage bonds.
5.05	Opinion of Mark G. Otts, Esq., Assistant General Counsel-Corporate and Securities of Entergy Services, Inc., with respect to the Entergy Louisiana, LLC first mortgage bonds.
5.06	Opinion of Duggins Wren Mann & Romero, LLP, with respect to the Entergy Louisiana, LLC first mortgage bonds.
**5.07	Opinion of Morgan, Lewis & Bockius LLP with respect to the Entergy Mississippi, Inc. first mortgage bonds (previously filed as Exhibit 5.09 in this file).
**5.08	Opinion of Wise Carter Child & Caraway, Professional Association, with respect to the Entergy Mississippi, Inc. first mortgage bonds (previously filed as Exhibit 5.10 in this file).
**5.09	Opinion of Morgan, Lewis & Bockius LLP with respect to the Entergy New Orleans, Inc. first mortgage bonds (previously filed as Exhibit 5.11 in this file).
**5.10
Opinion of Mark G. Otts, Esq., Assistant General Counsel-Corporate and Securities of Entergy Services, Inc., with respect to the Entergy New Orleans, Inc. first mortgage bonds (previously filed as Exhibit 5.12 in this file).

**5.11	Opinion of Morgan, Lewis & Bockius LLP with respect to the Entergy Texas, Inc. first mortgage bonds (previously filed as Exhibit 5.13 in this file).
**5.12	Opinion of Duggins Wren Mann & Romero, LLP, with respect to the Entergy Texas, Inc. first mortgage bonds (previously filed as Exhibit 5.14 in this file).

**5.13	Opinion of Morgan, Lewis & Bockius LLP with respect to the System Energy Resources, Inc. first mortgage bonds (previously filed as Exhibit 5.15 in this file).
**5.14	Opinion of Wise Carter Child & Caraway, Professional Association, with respect to the System Energy Resources, Inc. first mortgage bonds (previously filed as Exhibit 5.16 in this file).
**5.15	Opinion of Friday, Eldredge & Clark, LLP with respect to the System Energy Resources, Inc. first mortgage bonds (previously filed as Exhibit 5.17 in this file).
**12.01	Statement re: Computation of Ratio of Earnings to Fixed Charges of Entergy Corporation (previously filed as Exhibit 12.01 in this file).
*12.02
Statement re: Computation of Ratio of Earnings to Fixed Charges of Entergy Arkansas, Inc. (filed as Exhibit 12(a) to Entergy Arkansas, Inc.’s Quarterly Report on Form 10-Q for the period ended June 30, 2013).

**12.03	Statement re: Computation of Ratio of Earnings to Fixed Charges of Entergy Arkansas, Inc. for the six months ended June 30, 2012 and June 30, 2013 (previously filed as Exhibit 12.03 in this file).
*12.04
Statement re: Computation of Ratio of Earnings to Fixed Charges of Entergy Louisiana, LLC (filed as Exhibit 12(c) to Entergy Louisiana, LLC’s Quarterly Report on Form 10-Q for the period ended June 30, 2013).

**12.05	Statement re: Computation of Ratio of Earnings to Fixed Charges of Entergy Louisiana, LLC for the six months ended June 30, 2012 and June 30, 2013 (previously filed as Exhibit 12.07 in this file).
*12.06
Statement re: Computation of Ratio of Earnings to Fixed Charges of Entergy Mississippi, Inc. (filed as Exhibit 12(d) to Entergy Mississippi, Inc.’s Quarterly Report on Form 10-Q for the period ended June 30, 2013).

**12.07	Statement re: Computation of Ratio of Earnings to Fixed Charges of Entergy Mississippi, Inc. for the six months ended June 30, 2012 and June 30, 2013 (previously filed as Exhibit 12.09 in this file).
*12.08
Statement re: Computation of Ratio of Earnings to Fixed Charges of Entergy New Orleans, Inc. (filed as Exhibit 12(e) to Entergy New Orleans, Inc.’s Quarterly Report on Form 10-Q for the period ended June 30, 2013).

**12.09	Statement re: Computation of Ratio of Earnings to Fixed Charges of Entergy New Orleans, Inc. for the six months ended June 30, 2012 and June 30, 2013 (previously filed as Exhibit 12.11 in this file).
*12.10
Statement re: Computation of Ratio of Earnings to Fixed Charges of Entergy Texas, Inc. (filed as Exhibit 12(f) to Entergy Texas, Inc.’s Quarterly Report on Form 10-Q for the period ended June 30, 2013).

**12.11	Statement re: Computation of Ratio of Earnings to Fixed Charges of Entergy Texas, Inc. for the six months ended June 30, 2012 and June 30, 2013 (previously filed as Exhibit 12.13 in this file).
*12.12
Statement re: Computation of Ratio of Earnings to Fixed Charges of System Energy Resources, Inc. (filed as Exhibit 12(g) to System Energy Resources, Inc.’s Quarterly Report on Form 10-Q for the period ended June 30, 2013).

**12.13
Statement re: Computation of Ratio of Earnings to Fixed Charges of System Energy Resources, Inc. for the six months ended June 30, 2012 and June 30, 2013 (previously filed as Exhibit 12.15 in this file).

**23.01
Consent of Deloitte & Touche LLP with respect to Entergy Corporation, Entergy Arkansas, Inc., Entergy Louisiana, LLC, Entergy Mississippi, Inc., Entergy New Orleans, Inc., Entergy Texas, Inc. and System Energy Resources, Inc.

**23.02	Consent of Morgan, Lewis & Bockius LLP with respect to its Opinion relating to the Entergy Corporation debt securities (included in Exhibit 5.01 hereto).
**23.03	Consent of Morgan, Lewis & Bockius LLP with respect to its Opinion relating to the Entergy Arkansas, Inc. first mortgage bonds (included in Exhibit 5.02 hereto).
**23.04	Consent of Friday, Eldredge & Clark, LLP with respect to its Opinion relating to the Entergy Arkansas, Inc. first mortgage bonds (included in Exhibit 5.03 hereto).
23.05	Consent of Morgan, Lewis & Bockius LLP with respect to its Opinion relating to the Entergy Louisiana, LLC first mortgage bonds (included in Exhibit 5.04 hereto).
23.06
Consent of Mark G. Otts, Esq., Assistant General Counsel-Corporate & Securities of Entergy Services, Inc., with respect to his Opinion relating to the Entergy Louisiana, LLC first mortgage bonds (included in Exhibit 5.05 hereto).

23.07	Consent of Duggins Wren Mann & Romero, LLP, with respect to the Entergy Louisiana, LLC first mortgage bonds (included in Exhibit 5.06 hereto).
**23.08	Consent of Morgan, Lewis & Bockius LLP with respect to its Opinion relating to the Entergy Mississippi, Inc. first mortgage bonds (included in Exhibit 5.07 hereto).

**23.09	Consent of Wise Carter Child & Caraway, Professional Association, with respect to its Opinion relating to the Entergy Mississippi, Inc. first mortgage bonds (included in Exhibit 5.08 hereto).
**23.10	Consent of Morgan, Lewis & Bockius LLP with respect to its Opinion relating to the Entergy New Orleans, Inc. first mortgage bonds (included in Exhibit 5.09 hereto).
**23.11
Consent of Mark G. Otts, Esq., Assistant General Counsel-Corporate & Securities of Entergy Services, Inc., with respect to his Opinion relating to the Entergy New Orleans, Inc. first mortgage bonds (included in Exhibit 5.10 hereto).

**23.12	Consent of Morgan, Lewis & Bockius LLP with respect to its Opinion relating to the Entergy Texas, Inc. first mortgage bonds (included in Exhibit 5.11 hereto).
**23.13	Consent of Duggins Wren Mann & Romero, LLP, with respect to its Opinion relating to the Entergy Texas, Inc. first mortgage bonds (included in Exhibit 5.12 hereto).
**23.14	Consent of Morgan, Lewis & Bockius LLP with respect to its Opinion relating to the System Energy Resources, Inc. first mortgage bonds (included in Exhibit 5.13 hereto).
**23.15	Consent of Wise Carter Child & Caraway, Professional Association, with respect to its Opinion relating to the System Energy Resources, Inc. first mortgage bonds (included in Exhibit 5.14 hereto).
**23.16	Consent of Friday, Eldredge & Clark, LLP with respect to its Opinion relating to the System Energy Resources, Inc. first mortgage bonds (included in Exhibit 5.15 hereto).
**24.01	Power of Attorney of certain officers and directors of Entergy Corporation (previously filed in this file - included on pages S-1 and S-2 of original filing).
**24.02	Power of Attorney of certain officers and directors of Entergy Arkansas, Inc. (previously filed in this file - included on pages S-3 and S-4 of original filing).
24.03	Power of Attorney of certain officers and directors of Entergy Louisiana, LLC (included on pages S-5 and S-6 hereof).
**24.04	Power of Attorney of certain officers and directors of Entergy Mississippi, Inc. (previously filed in this file - included on pages S-9 and S-10 of original filing).
**24.05	Power of Attorney of certain officers and directors of Entergy New Orleans, Inc. (previously filed in this file - included on pages S-11 and S-12 of original filing).
**24.06	Power of Attorney of certain officers and directors of Entergy Texas, Inc. (previously filed in this file - included on pages S-13 and S-14 of original filing).
**24.07	Power of Attorney of certain officers and directors of System Energy Resources, Inc. (previously filed in this file - included on pages S-15 and S-16 of original filing).
**25.01	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Wells Fargo Bank, National Association, as Trustee in respect of the debt securities of Entergy Corporation.
**25.02	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Deutsche Bank Trust Company Americas, as Corporate Trustee in respect of the first mortgage bonds of Entergy Arkansas, Inc.
**25.03
Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon Trust Company, N.A., as Co-Trustee in respect of the first mortgage bonds of Entergy Arkansas, Inc.

**25.04	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon, as Trustee in respect of the first mortgage bonds of Entergy Louisiana, LLC.
**25.05	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon, as Trustee in respect of the first mortgage bonds of Entergy Mississippi, Inc.
**25.06	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon, as Trustee in respect of the first mortgage bonds of Entergy New Orleans, Inc.
**25.07	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon, as Trustee in respect of the first mortgage bonds of Entergy Texas, Inc.
**25.08	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon, as Trustee in respect of the first mortgage bonds of System Energy Resources, Inc.
___________________

*	Incorporated by reference.

**	Previously filed in this registration statement.